EX. 99.77O-Transactions effected pursuant to Rule 10f-3

1.Name of Underwriter From Who Purchased:

Morgan Stanley
First Union
Prudential Securities
JP Morgan
Credit Lyonnais


2.Name of Underwriting syndicate members:

Goldman Sachs
Morgan Stanley
JP Morgan
Salomon Smith Barney
Wachovia Securities


3.Name of Issuer:

Aramark Corporation


4.Title of Security:

Aramark Corporation


5.Date of First Offering:

12/10/01


6.Dollar Amount Purchased:

$415,610.00


7.Number of Shares Purchased:

18,070 Shares


8.Price Per Unit:

$23.00

EX. 99.77O-Transactions effected pursuant to Rule 10f-3

1.Name of Underwriter From Who Purchased:

AG Edwards
Santander
UBS Warburg
Bank of America
Keefe Bruyette and Woods
Fox-Pitt
Kelton


2.Name of Underwriting syndicate members:

Goldman Sachs
Credit Suisse First Boston
Merrill Lynch
Salomon Smith Barney


3.Name of Issuer:

Principal Financial Corporation


4.Title of Security:

Principal Financial Corporation


5.Date of First Offering:

10/22/01


6.Dollar Amount Purchased:

$728,900.00


7.Number of Shares Purchased:

39,400 Shares


8.Price Per Unit:

$18.00